UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30424	27-2037711
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5920 N. Florida Avenue Hernando, FL	34442
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 489-6912

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On June 17, 2015, National Waste Management Holdings, Inc. (the “Company”) issued one (1) share of Series A Preferred Stock to Mr. Charles Teelon, the Company’s Chairman of the Board, in consideration for services rendered to the Company, including for and as incentive to continue to assist and provide services to the Company.

As a holder of outstanding shares of Series A Preferred Stock, Mr. Teelon is entitled to voting power equivalent of the number of votes equal to the total number of Company’ common stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company and entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company.

The share of the Series A Preferred Stock described above were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and are restricted securities.  The shares were issued pursuant to the registration exemption afforded the Company under Section 4(2) of the Securities Act due to the fact that Mr. Teelon is the Chairman of the Board of the Company.  Mr. Teelon acquired the share for his own accounts. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2015, the Board of Directors (the “Board”) unanimously approved the appointment of Mr. Jeff Chartier as the new President and Mr. Paveglio as the new Chief Operation Officer of the Company. Mr. Paveglio will act both as the CEO and COO of the Company.

Biographical information for Mr. Chartier and Mr. Paveglio have previously been disclosed on the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 20, 2014 and is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation.

Amendment to the Articles of Incorporation

On June 18, 2015, the Company filed an amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Florida, to authorize 10 million (10,000,000) shares of preferred stock, no par value per share.

Series A Preferred Shares

On the same date, the Board determined that it was in the best interests of the Company to file a Certificate of Designation that authorized the issuance of up to five (5) shars of a new series of preferred stock no par value per share, designated as "Series A Preferred Stock," for which the Board established the rights, preferences and limitations thereof. The Board authorized the Series A Preferred Stock pursuant to the authority given to the board of directors under the Articles of Incorporation, which authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, no par value, and authorizes the Board, by resolution, to establish any or all of the unissued shares of preferred stock, not then allocated to any series into one or more series and to fix and determine the designation of each such shares, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established. The Certificate of Designation was filed as an amendment to the Company’s Articles of Incorporation, as amended, with the State of Florida.

Each holder of outstanding shares of Series A Preferred Stock shall be entitled to voting power equivalent of the number of votes equal to the total number of Company’ common stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company and entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company.

The summary of the rights, privileges and preferences of the Series A Preferred Stock described above is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached as Exhibit 4.1 to this report and is incorporated herein by reference.

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Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
3.1	Amendment to the Articles of Incorporation, dated June 18, 2015
4.1	Certificate of Designation of Series A Preferred Stock, dated June 18, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

Date: July 15, 2015	By:	/s/ Louis Paveglio
Louis Paveglio Chief Executive Officer

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